Exhibit 99.1

DBM GLOBAL ENTERS INTO AN AMENDED AND RESTATED CREDIT AGREEMENT

NEW YORK, May 20, 2025 (GLOBE NEWSWIRE) -- INNOVATE Corp. (NYSE: VATE) (“INNOVATE” or the “Company”) announced today that DBM Global Inc. (“DBMG”), has entered into an amended and restated credit agreement that provides for an $85 million term loan and a $135 million revolving credit facility (the “Credit Facility”), which will be used to fully repay DBMG’s existing debt obligations and provide additional working capital capacity.

The Credit Facility from a syndicate led by UMB Bank, N.A. provides for senior secured debt in the total amount of $220 million and is set to mature on May 20, 2030. The facility also contains an accordion feature to increase the allowable size of the credit facility by an additional $50 million.

“We are excited to continue our outstanding relationship with our banking partners at UMB and this provides us with sufficient liquidity to support the working capital requirements for our platform of companies,” said Rustin Roach, Chairman and CEO of DBMG.

“The Credit Facility will provide DBMG with long-term flexibility,” said Paul Voigt, INNOVATE’s interim CEO. “DBMG added over $500 million in new awards to their adjusted backlog last quarter. We continue to be optimistic for the remainder of the year and this Credit Facility will help support continued growth.”

About INNOVATE INNOVATE Corp. is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,100 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

About DBM Global Inc.
DBMG is focused on delivering world class, sustainable value to its clients through a highly collaborative portfolio of companies which provide better designs, more efficient construction, and superior asset management solutions. The Company offers integrated steel construction services from a single source and professional services which include design-assist, design-build, engineering, detailing, BIM co-ordination, steel modeling/detailing, fabrication, rebar detailing, advanced field erection, project management, and state-of-the-art steel management systems. Major market segments include commercial, healthcare, convention centers, stadiums, gaming and hospitality, mixed use and retail, industrial, public works, bridges, transportation, and international projects. The Company, which is headquartered in Phoenix, Arizona, has operations in United States, Australia, Canada, India, New Zealand, the Philippines and the United Kingdom.

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as DBMG’s anticipated performance and working capital needs for the operations under the new credit facility and loan agreement. You are cautioned that such statements are not guarantees of future performance and that INNOVATE’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause INNOVATE’s actual expectations to differ materially from these forward-looking statements include DBMG’s working capital needs and ability to perform under the new credit facility and loan agreement and the other factors under the heading “Risk Factors” set forth in INNOVATE’s Annual Report on Form 10-K, as supplemented by INNOVATE’s quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. INNOVATE undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Investor Contact:
Solebury Strategic Communications
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691